As filed with the Securities and Exchange Commission on March 10, 2006.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

UNION PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Utah	13-2626465
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1400 Douglas Street Omaha, NE	68179
(Address of Principal Executive Offices)	(Zip Code)

UNION PACIFIC CORPORATION

THRIFT PLAN

(Full title of plan)

JAMES J. THEISEN, JR.

Assistant General Counsel

UNION PACIFIC CORPORATION

1400 Douglas Street

Omaha, NE 68179

(402) 544-5000

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, Par Value $2.50 Per Share	$300,000,000	$300,000,000.00	$32,100.00
Plan Interests	(2)	(2)	(2)

(1)	Calculated in accordance with Rule 457(o) of the Securities Act of 1933.

(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Union Pacific Corporation Thrift Plan. These securities have no offering price and therefore, pursuant to Rule 457(h)(2), no separate registration fee is required.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Union Pacific Corporation, a Utah Corporation (the “Registrant”), relating to an additional $300,000,000 in shares of the Registrant’s Common Stock, par value $2.50 per share (the “Common Stock”), to be issued under the Union Pacific Corporation Thrift Plan (the “Plan”). The Registrant previously filed a Form S-8 (File No.

333-105714) registering $200,000,000 in shares of the Common Stock under the Plan on May 30, 2003.

In accordance with General Instruction E of Form S-8, the contents of Registration Statement on Form S-8, File Number

333-105714, are incorporated by reference and the information required by Part II is omitted.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required in Part I of this Registration Statement is included in prospectuses for the Registration’s Plan that are not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on this 10th day of March, 2006.

UNION PACIFIC CORPORATION

By:	/s/ James R. Young
James R. Young
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on this 10th day of March, 2006, by the following persons in the capacities indicated.

Signature	Title

/s/ James R. Young	President, Chief Executive Officer and Director (Principal Executive Officer)
(James R. Young)

/s/ Robert M. Knight, Jr.	Executive Vice President - Finance and Chief Financial Officer (Principal Financial Officer)
(Robert M. Knight, Jr.)

/s/ Richard J. Putz	Vice President and Controller (Principal Accounting Officer)
(Richard J. Putz)

DIRECTORS:

*	*

(Philip F. Anschutz)	(Judith Richards Hope)

*	*

(Richard K. Davidson)	(Charles C. Krulak)

*	*

(Erroll B. Davis, Jr.)	(Michael W. McConnell)

*	*

(Thomas J. Donohue)	(Steven R. Rogel)

*	*

(Archie W. Dunham)	(Ernesto Zedillo)

*

(Spencer F. Eccles)

*By:	Thomas E. Whitaker
Thomas E. Whitaker, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on this 10th day of March, 2006.

UNION PACIFIC CORPORATION THRIFT PLAN

By:	/s/ Barbara W. Schaefer
Barbara W. Schaefer
Named Fiduciary-Plan Administration

INDEX TO EXHIBITS

Exhibit Number		Exhibit

23	-	Consent of Deloitte & Touche LLP

24	-	Powers of Attorney